                                                              Exhibit 4.12

     WARRANT AGREEMENT dated as of March 14,1996 by and between AccuMed International, Inc., a Delaware corporation (the "Company"), and the person listed on the signature page hereof ("Purchaser").

                                 WITNESSETH:

     WHEREAS, the Company proposes to issue to Purchaser a warrant (the "Warrant") to purchase shares (the "Warrant Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"); and

     WHEREAS, the Warrant issued pursuant to this Agreement is being issued by the Company to Purchaser as part of a purchase of Units consisting of (i) a promissory note of RADCO Ventures, Inc. ("RADCO"), (ii) common stock of RADCO and (iii) warrants of the Company.

     NOW, THEREFORE, in consideration of the premises, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Grant. On the terms and subject to the conditions set forth herein, and unless this agreement is terminated prior to exercise in accordance with
Section 16 hereof, Purchaser is hereby granted the right to purchase, at any time from March 14,1996 until 5:00 P.M., New York time, on March 14, 1999 (the
"Warrant Exercise Term"), up to                           Warrant Shares at an
exercise price per share (subject to adjustment as provided in Article 8 hereof) equal to $3.87.

     2. Warrant Certificate. The warrant certificate (the "Warrant Certificate") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

     3. Exercise of Warrant. The Warrant is exercisable with respect to some or all of the Warrant Shares (but not as to any fractional shares) by payment of the applicable Exercise Price per share on the date of exercise in cash or by check to the order of the Company, or any combination of cash or check. Upon surrender of the Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Warrant Shares purchased, at the Company's principal offices (currently located at 920 N. Franklin Street, Suite 402, Chicago, Illinois 60610) Purchaser (or other registered holder of the Warrant Certificate) (the "Holder") shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder, in whole or in part (but not as to fractional Warrant Shares).

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 In the case of the purchase of less than all the Warrant Shares purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrant Shares purchasable thereunder;

             4.  Issuance of Certificates.

             Upon the exercise of the Warrants, the issuance of certificates for the Warrant Shares purchased shall be made forthwith (and in any event within five business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Article 5 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

             The Warrant Certificate and the certificates representing the Warrant Shares shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. The Warrant Certificate and certificates representing the Warrant Shares shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

             Upon exercise, in part or in whole, of the Warrants, certificates representing the Warrant Shares shall bear a legend substantially similar to the following:

            "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the issuer, stating that an exemption from registration under such Act is available."


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

           5. Restriction on Transfer of Warrants and Warrant Shares. Purchaser, by his acceptance thereof, covenants and agrees that the Warrant being acquired as an investment and not with a view to the distribution thereof.

           6.   Price.

                6.1. Initial and Adjusted Exercise Price. The initial exercise price of the Warrant shall be equal to the closing bid price of the Common Stock as reported by The Nasdaq Stock Market as of the date hereof. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Article 8 hereof.

                6.2. Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

           7.   Registration Price.

                7.1. Registration Under the Securities Act of 1933. The Warrant and the Warrant Shares have not been registered for purposes of public distribution under the Act.

                7.2. Registrable Securities. As used herein the term "Registrable Security" means the Warrant Shares and any shares of Common Stock issued upon any stock split, dividend or stock dividend in respect of the Warrant Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Act and disposed of pursuant thereto, (ii) registration under the Act is no longer required for subsequent public distribution of such security, or
(iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Article 7.

                7.3. Piggyback Registration.  If, at any time during the four
(4) years following the date of this Agreement, the Company proposes to prepare and file any new registration statement or post-effective amendments thereto covering equity or debt securities of the Company, or any such securities of the Company held its shareholders (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form) (for purposes of this Article 7, collectively, a "Company Registration Statement"), it will give written notice (the "Notice") of its intention to do so by registered mail, or at least thirty (30) business days prior to the filing of each such Company Registration Statement, to all holders of the Registrable Securities. Upon the written request of such a



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holder (a "Requesting Holder"), made within twenty (20) business days after receipt of the Notice, that the Company include any of the Requesting Holder's, Registrable Securities in the proposed Company Registration Statement, the Company shall, as to each such Requesting Holder, use its best efforts to effect the registration under the Act of the Registrable Securities which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to the Requesting Holders (except as to underwriting discounts and commissions and costs of individual Requesting Holders' counsel and professional advisors)

        Notwithstanding the provisions of this Section 7.3, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.3 (irrespective of whether any written request for inclusion of such securities shall have already been made) to elect not to file any such proposed Company Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.

        7.4 Covenant of the Company With Respect to Registration. The Company covenants and agrees as follows:

        (a) The Company shall pay all costs, fees and expenses in connection with all Registration Statements filed pursuant to Section 7.3 hereof including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses, except for any underwriting discounts or commissions with respect to the Registrable Securities and except for fees of counsel and other professional advisors of a holder or group of holders.

        (b) The Company will take all necessary action which may be required in qualifying or registering the Registrable Securities included in a Registration Statement for offering and sale under the securities or blue sky laws of such states as are requested by the holders of such securities, provided that the Company shall not be obligated to so qualify or register the Registrable Securities in any state that would require the Company to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

        (c) The Company shall indemnify any holder of the Registrable Securities to be sold pursuant to any Registration Statement and any underwriter or person deemed to be an underwriter under the Act and each person, if any, who controls such holder or underwriter or person deemed to be an underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange
Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from any untrue statement of a material fact contained in a Registration Statement, any other registration statement filed by the Company under the Act, any post-effective amendment to such registration statements, or any prospectus included therein required to be filed or furnished by reason by this Article 7 or caused by any omission or


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alleged omission to state therein a material fact required to be stated
therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by the holder of the Registrable Securities or underwriter expressly for use therein; which indemnification shall include each person, if any, who controls any such underwriter within the meaning of the Act and each officer, director, employee and agent of such underwriter; provided, however, that the Company shall not be obligated to so indemnify such holder or any such underwriter or other person referred to above unless such holder or underwriter or other person, as the case may be, shall at the same time indemnify the Company to the extent required herein. Each person who may be entitled to indemnification pursuant to the preceding sentence shall indemnify the Company, its directors, each officer signing the registration statement and each person, if any, who controls the Company within the meaning of the Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, any registration statement or any prospectus required to be filed or furnished by reason of this Article 7 or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Company by the Holder or underwriter expressly for use therein.

        (d) Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against any indemnifying party under this Section 7.4, the indemnified party will notify the indemnifying party in writing of the commencement thereof, and the indemnifying party will, subject to the provisions hereinafter stated, assume the defense of such action including the employment of counsel reasonably satisfactory to the indemnified party and the payment of expenses) insofar as such action relates to an alleged liability in respect of which indemnity may be sought against the indemnifying party. After notice from the indemnifying party of its election to assume the defense of such claim or action, the indemnifying party shall no longer be liable to the indemnified party under this Section 7.4 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the written opinion of counsel to the indemnified party or parties, it is advisable for the indemnified party or parties to be represented by separate counsel, the indemnified party or parties shall have the right to employ a single counsel to represent the indemnified parties who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified parties thereof against the indemnifying party, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party. Any party against whom indemnification may be sought under this Section 7.4 shall not be liable to indemnify any person that might otherwise be indemnified pursuant hereto for any settlement of any action


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

effected without such indemnifying party's consent, which consent shall not be unreasonably withheld.

        (e) If for any reason the indemnification provided for in the preceding subparagraph is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

        (f) Nothing contained in this Agreement shall be construed as requiring any holder to exercise the Warrant prior to the initial filing of any registration statement or the effectiveness thereof.

        8.   Adjustment of Exercise Price and Number of Warrant Shares.

        8.1 Adjustment in Number of Warrant Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Article 8, the number of Warrant Shares issuable upon the exercise of the Warrant shall be adjusted to the nearest full Warrant Share by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

        8.2 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination


        8.3 Reclassification, Consolidation Merger, etc. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holders shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holders were the owners of the Warrant Shares underlying the Warrant at a price equal to the product of
(x) the number of shares of Common Stock issuable upon conversion of the



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

Warrant Shares and (y) the Exercise Price prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holders had exercised the Warrant.

     8.4 Redemption of Warrant; Redemption of Warrant Shares. Notwithstanding anything to the contrary contained in the Warrant or elsewhere, the Warrant cannot be redeemed by the Company under any circumstances.

     8.5 Dividends and Other Distributions with Respect to Outstanding Securities. In the event that the Company shall at any time prior to the exercise of the Warrant declare a dividend (other than a dividend consisting solely of shares of Common Stock or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to its shareholders any monies, assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Holder of the Warrant shall thereafter be entitled, in addition to the securities receivable upon the exercise thereof, to receive, upon the exercise of such Warrant, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that he would have been entitled to receive at the time of such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 8.5.

     8.6  Subscription Rights for Shares of Common Stock or Other
Securities. In the case that the Company or an affiliate of the Company shall at any time after the date hereof and prior to the exercise of the Warrant issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company, the Holder of the unexercised Warrant shall be entitled, in addition to the securities receivable upon the exercise of the Warrant, to receive such rights at the time such rights are distributed to the other shareholders of the Company.

     9. Exchange and Replacement of Warrant Certificates.

     The Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.


     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of the Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

             10. Elimination of Fractional Interests.

             The Company shall not be required to issue certificates representing fractions of Warrant Shares upon the exercise of the Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Warrant Shares.

            11.  Reservation and Listing of Securities.

     The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrant, such number of shares of Common Stock as shall be issuable upon such exercise. The Company covenants and agrees that, upon exercise of the Warrant and payment of the Exercise Price therefor, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. As long as the Warrant shall be outstanding, the Company shall use its best efforts to cause all Warrant Shares to be listed on or quoted by NASDAQ or listed on such national securities exchanges as the Company's Common Stock is listed.

            12.  Notices to Warrant Holder.

     Nothing contained in this Agreement shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or.

                (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;


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
     then, in any one or more of said events, the Company shall give written notice to the Holder of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

             13. Notices.

             All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                (a) if to the registered Holder of the Warrant, to the address of such Holder as shown on the books of the Company; or

                (b) if to the Company, to the address set forth in Section 3 of this Agreement or to such other address as the Company may designate by notice to the Holder.

             14. Supplements and Amendments.

             The Company and Purchaser may from time to time supplement or amend this Agreement without the approval of any Holder of the Warrant and/or securities underlying the warrant in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and Purchaser may deem necessary or desirable and which the Company and Purchaser not to adversely affect the interests of the Holder of the Warrant.

             15. Successors.

             All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holder inure to the benefit of their respective successors and assigns hereunder.

             16. Termination.

             This Agreement shall terminate at the close of business on March 14, 1999. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when the Warrant has been exercised and all securities underlying the Warrant have been resold to the public.



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
            17. Governing Law.

            This Agreement and the Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Illinois and for all purposes shall be construed in accordance with the laws of said State.

            18. Benefits of This Agreement.

            Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and Purchaser and any other registered Holder of the Warrant or any securities underlying the Warrant any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and Purchaser and any such other Holder.:

            19. Counterparts,

            This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original and such counterparts shall together constitute but one and the same instrument.














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

            IN WITNESS, WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                          ACCUMED INTERNATIONAL, INC.




                    By: /s/ Peter P. Gombrich
                        ------------------------
                        Name:  Peter P. Gombrich
                        Title: Chief Executive Officer


Attest:


/s/ Mark L. Santor
- --------------------
Mark L. Santor
Secretary







                                   --------------------
                                   Purchaser

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE
UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), I OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                EXERCISABLE AT ANY TIME FROM March 14,1996 UNTIL
                    5:00 P.M., NEW YORK TIME, March 14,1999

                                    Warrants

                              WARRANT CERTIFICATE

            This Warrant Certificate certifies that Purchaser, or registered assigns ("Holder"), is the registered holder of Warrants to purchase, at any time from March 14, 1996 until 5:00 P.M. New York City time on March 14, 1999 ("Expiration Date"), up to _______ fully-paid and non-assessable share(s) (the "Shares") of Common Stock, no par value ("Common Stock"), of AccuMed International, Inc., a Delaware corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $3.87 per share, upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement dated as of March 14, 1996, by and between the Company and Holder or its representative (the "Warrant Agreement"). Payment of the Exercise Price may be made in cash, or by check payable to the order of the Company, or any combination of cash or check.

            No Warrant may be exercised after 5:00 P.M., New York City time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

            The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

            The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants;

provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

            Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax, or other governmental charge imposed in connection therewith.

            Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

            The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

            All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

            IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated: March 14, 1996       ACCUMED INTERNATIONAL, INC.


                               By: /s/ Peter P. Gombrich
                                   -------------------------
                                   Name:  Peter P. Gombrich
                                   Title:  Chief Executive Officer

Attest:


/s/ Mark L. Santor
- ----------------------
Mark L. Santor
Secretary